UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549





                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 4, 1997


                          ASR Investments Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


  Maryland                         1-9646                  86-0587826
--------------               ---------------------       --------------
State or other               (Commission File No.)       (IRS Employer)
jurisdiction of
 incorporation)


                   335 N. Wilmot Suite 250, Tucson, AZ 85711
                   -----------------------------------------
                    (Address of principal executive offices)

                                 (520) 748-2111
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                (Not applicable)
               --------------------------------------------------
              (Former Name, former address and former fiscal year,
                         if changed since last report)

                          ASR INVESTMENTS CORPORATION

                           Current Report on Form 8-K


ITEM 2.ACQUISITION OR DISPOSITION OF ASSETS.

         On June 4, 1997, the Company sold all of its remaining mortgage assets on the open market to an investment banking firm for approximately $13,350,000 and a gain of $10,950,000. The purchase price of the mortgage assets was determined through arm's length negotiations between the Company and the buyer. As a result of the sale, the Company no longer owns any mortgage assets and will not realize any additional cash flow or income from mortgage assets. The Company plans to use the proceeds to purchase additional apartment communities that are under evaluation.

         The Company expects net income for future periods will decrease substantially because of the additional depreciation expense from the new apartment communities and the absence of income from mortgage assets.

                              ********************

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASR INVESTMENTS CORPORATION


By: /s/ Joseph Chan
     -------------------------
Name:  Joseph Chan
Its:   Executive Vice President, Chief Operating Officer,
       Secretary and Treasurer

June 17, 1997